    As filed with the Securities and Exchange Commission on August 6, 1999
                                                 Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                AMENDMENT NO. 1

                                      TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                           ARCH COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                     4812                   31-1358569
                          (Primary Standard Industrial    (I.R.S. Employer
     (State or other       Classification Code Number) Identification Number)
     jurisdiction of
     incorporation or
      organization)

                        1800 West Park Drive, Suite 250
                        Westborough, Massachusetts 01581
                                 (508) 870-6700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              C. Edward Baker, Jr.
                      Chairman and Chief Executive Officer
                           Arch Communications, Inc.
                        1800 West Park Drive, Suite 250
                        Westborough, Massachusetts 01581
                                 (508) 870-6700
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    copy to:
                               Edward Young, Esq.
                           David A. Westenberg, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective earlier registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                 Proposed
                                Amount         Proposed           Maximum
  Title of Each Class of         to be          Maximum          Aggregate          Amount of
Securities to be Registered  Registered(1) Offering Price(1) Offering Price(1) Registration Fee(1)
--------------------------------------------------------------------------------------------------
 13 3/4% Senior Notes Due
  2008..................     $147,000,000        100%          $147,000,000          $40,866

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the amended Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This amendment is being filed for the sole purpose of amending Item 21, the
Exhibit Index and to file Exhibits 4.4, 10.1, 10.8 and 25.1, which are filed herewith.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Arch Certificate provides that Arch will, to the fullest extent permitted by the Delaware corporations statute, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of Arch, any subsidiary of Arch or any other corporation for which such persons acted as an officer or director at the request of Arch.

  The Arch Certificate also provides that the directors of Arch will not be personally liable for monetary damages to Arch or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Arch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware corporations statute (relating to illegal dividends or stock redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware corporations statute is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Arch shall be eliminated or limited to the fullest extent permitted by the Delaware corporations statute as so amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

  2.1 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia
        Corporation and MobileMedia Communications, Inc. (1)
  2.2   First Amendment to Agreement and Plan of Merger, dated as of September
        3, 1998, by and among Arch Communications Group, Inc., Farm Team Corp.
        and MobileMedia Communications, Inc. (1)
  2.3   Second Amendment to Agreement and Plan of Merger, dated as of December
        1, 1998, by and among Arch Communications Group, Inc., Farm Team Corp.
        and MobileMedia Communications, Inc. (1)
  3.1   Restated certificate of incorporation. (2)
  3.2   By-laws, as amended. (2)
  4.1   Indenture, dated February 1, 1994, between Arch Communications, Inc.
        (formerly known as USA Mobile Communications, Inc. II) and United States
        Trust Company of New York, as Trustee, relating to the 9 1/2% Senior
        Notes due 2004 of Arch Communications, Inc. (2)
  4.2   Indenture, dated December 15, 1994, between Arch Communications, Inc.
        (formerly known as USA Mobile Communications, Inc. II) and United States
        Trust Company of New York, as Trustee, relating to the 14% Senior Notes due 2004 of Arch Communications, Inc. (3)
  4.3   Indenture, dated June 29, 1998, between Arch Communications, Inc. and
        U.S. Bank Trust National Association, as Trustee, relating to the 12
        3/4% Senior Notes due 2007 of Arch Communications, Inc. (4)
  4.4** Indenture, dated April 9, 1999, between Arch Communications, Inc. and
        IBJ Whitehall Bank & Trust Company, as Trustee, relating to the 13 3/4%
        Senior Notes due 2008.
  5.1   Opinion of Hale and Dorr LLP
  8.1   Tax opinion of Hale and Dorr LLP
 10.1** Exchange and Registration Rights Agreement dated April 9, 1999, among
        Arch Communications Group, Inc. and the Initial Purchasers.
 10.2   Second Amended and Restated Credit Agreement (Tranche A and Tranche C
        Facilities), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto
        Dominion (Texas), Inc. (4)
 10.3   Second Amended and Restated Credit Agreement (Tranche B Facility), dated
        June 29, 1998, among Arch Paging, Inc., the Lenders party thereto. The
        Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas),
        Inc. (4)

 10.4   Asset Purchase and Sale Agreement, dated April 10, 1998, among
        OmniAmerica, Inc. and certain subsidiaries of Arch Communications
        Group, Inc. (4)
 10.5   Letter agreement, dated June 10, 1998, between Arch Communications
        Group, Inc. and Motorola, Inc. (4)(5)
 10.6   Debtors' Third Amended Joint Plan of Reorganization, dated as of
        December 1, 1998. (7)
 10.7   Purchase Agreement, dated June 24, 1998, among Arch Communications
        Group, Inc. and the Initial Purchasers.
 10.8** Purchase Agreement, dated April 6, 1999, between Arch Escrow Corp. and the Initial Purchasers.
 21.1   Subsidiaries of the Registrant
 23.1   Consent of Hale and Dorr LLP (contained in its opinion filed as Exhibit
        5.1)
 23.2*  Consent of Arthur Andersen LLP
 23.3*  Consent of Ernst & Young LLP
 23.4*  Consent of Wilkinson, Barker, Knauer & Quinn, LLP
 23.5*  Consent of Wiley, Rein & Fielding
 24.1*  Power of Attorney (included on signature page to this Registration
        Statement)
 25.1** Statement of Eligibility and Qualification (Form T-1) under the Trust
        Indenture Act of 1939 from U.S. Bank Trust National Association.
 27.1   Financial Data Schedule (6)
 99.1   Form of Letter of Transmittal
 99.2   Form of Notices of Guaranteed Delivery.

--------
  * Previously filed.
 ** Filed herewith.

(1) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-63519) of Arch Communications Group, Inc.
(2) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-72646) of Arch Communications, Inc.
(3) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-85580) of Arch Communications, Inc.
(4) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated June 26, 1998.
(5) Portions of this exhibit so incorporated by reference have been accorded confidential treatment.
(6) Incorporated by reference from the Quarterly Report on Form 10-Q of Arch Communications, Inc. for the quarter ended March 31, 1999.

ITEM 22. UNDERTAKINGS

  (a)The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form

S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

  (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) The registrant undertakes that every prospectus: (1) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (f) The registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  (g) The registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts on August 9, 1999.

                                          ARCH COMMUNICATIONS, INC.

                                                /s/ C. Edward Baker, Jr.
                                          By: _________________________________
                                              C. Edward Baker, Jr.
                                              Chairman of the Board and
                                              Chief Executive Officer






 /s/ C. Edward Baker Jr.    Chairman of the Board and          August 9, 1999
-------------------------   Chief Executive Officer
  C. Edward Baker, Jr.      Director (principal executive officer)

    /s/ J. Roy Pottle       Executive Vice President and       August 9, 1999
-------------------------   Chief Financial Officer
      J. Roy Pottle         (principal financial officer and
                            principal accounting officer)

            *               Director                           August 9, 1999
-------------------------
    John B. Saynor

                            Director                           August 9, 1999
-------------------------
    R. Schorr Berman

                            Director                           August 9, 1999
-------------------------
     James S. Hughes

            *               Director                           August 9, 1999
-------------------------
     Allan L. Rayfield

            *               Director                           August 9, 1999
-------------------------
     John A. Shane

            *               Director                           August 9, 1999
-------------------------
     John Kornreich

            *               Director                           August 9, 1999
-------------------------
     Edwin M. Banks

                            Director                           August 9, 1999
-------------------------
     H. Sean Mathis


*By:/s/Gerald J. Cimmino
    ---------------------
       Gerald J. Cimmino
       Attorney-in-fact

                                                                     SCHEDULE II

                           ARCH COMMUNICATIONS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                  Years Ended December 31, 1996, 1997 and 1998
                                 (in thousands)

                           Balance                  Other               Balance
 Allowance for Doubtful  at Beginning  Charged   Additions to Write-    at End
        Accounts          of Period   to Expense Allowance(1)  Offs    of Period
 ----------------------  ------------ ---------- ------------ -------  ---------
Year ended December 31,
 1996...................    $2,125      $8,198      $1,757    $(7,969)  $4,111
                            ======      ======      ======    =======   ======
Year ended December 31,
 1997...................    $4,111      $7,181        $--     $(5,548)  $5,744
                            ======      ======      ======    =======   ======
Year ended December 31,
 1998...................    $5,744      $8,545        $--     $(7,706)  $6,583
                            ======      ======      ======    =======   ======

--------
(1) Additions arising through acquisitions of paging companies

                           Balance at                                  Balance
  Accrued Restructuring    Beginning   Charged     Other              at End of
          Charge           of Period  to Expense Additions Deductions  Period
  ---------------------    ---------- ---------- --------- ---------- ---------
Year ended December 31,
 1998 ....................    $--      $14,700     $--      $(2,791)   $11,909
                              ====     =======     ====     =======    =======

                                 EXHIBIT INDEX

  (a) Exhibits

  2.1   Agreement and Plan of Merger, dated as of August 18, 1998, by and among
        Arch Communications Group, Inc., Farm Team Corp., MobileMedia
        Corporation and MobileMedia Communications, Inc. (1)
  2.2   First Amendment to Agreement and Plan of Merger, dated as of September
        3, 1998, by and among Arch Communications Group, Inc., Farm Team Corp.
        and MobileMedia Communications, Inc. (1)
  2.3   Second Amendment to Agreement and Plan of Merger, dated as of December
        1, 1998, by and among Arch Communications Group, Inc., Farm Team Corp.
        and MobileMedia Communications, Inc. (1)
  3.1   Restated certificate of incorporation. (2)
  3.2   By-laws, as amended. (2)
  4.1   Indenture, dated February 1, 1994, between Arch Communications, Inc.
        (formerly known as USA Mobile Communications, Inc. II) and United States
        Trust Company of New York, as Trustee, relating to the 9 1/2% Senior
        Notes due 2004 of Arch Communications, Inc. (2)
  4.2   Indenture, dated December 15, 1994, between Arch Communications, Inc.
        (formerly known as USA Mobile Communications, Inc. II) and United States
        Trust Company of New York, as Trustee, relating to the 14% Senior Notes due 2004 of Arch Communications, Inc. (3)
  4.3   Indenture, dated June 29, 1998, between Arch Communications, Inc. and
        U.S. Bank Trust National Association, as Trustee, relating to the
        12 3/4% Senior Notes due 2007 of Arch Communications, Inc. (4)
  4.4** Indenture, dated April 9, 1999, between Arch Communications, Inc. and
        IBJ Whitehall Bank & Trust Company, as Trustee, relating to the 13 3/4%
        Senior Notes due 2008.
  5.1   Opinion of Hale and Dorr LLP
  8.1   Tax opinion of Hale and Dorr LLP
 10.1** Exchange and Registration Rights Agreement dated April 9, 1999, among
        Arch Communications Group, Inc. and the Initial Purchasers.
 10.2   Second Amended and Restated Credit Agreement (Tranche A and Tranche C
        Facilities), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto
        Dominion (Texas), Inc. (4)
 10.3   Second Amended and Restated Credit Agreement (Tranche B Facility),
        dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto. The Bank of New York, Royal Bank of Canada and Toronto
        Dominion (Texas), Inc. (4)
 10.4   Asset Purchase and Sale Agreement, dated April 10, 1998, among
        OmniAmerica, Inc. and certain subsidiaries of Arch Communications
        Group, Inc. (4)
 10.5   Letter agreement, dated June 10, 1998, between Arch Communications
        Group, Inc. and Motorola, Inc. (4)(5)
 10.6   Debtors' Third Amended Joint Plan of Reorganization, dated as of
        December 1, 1998. (7)
 10.7   Purchase Agreement, dated June 24, 1998, among Arch Communications
        Group, Inc. and the Initial Purchasers.
 10.8** Purchase Agreement, dated April 6, 1999, between Arch Escrow Corp. and the Initial Purchasers.
 21.1   Subsidiaries of the Registrant
 23.1   Consent of Hale and Dorr LLP (contained in its opinion filed as Exhibit
        5.1)
 23.2*  Consent of Arthur Andersen LLP
 23.3*  Consent of Ernst & Young LLP
 23.4*  Consent of Wilkinson, Barker, Knauer & Quinn, LLP
 23.5*  Consent of Wiley, Rein & Fielding
 24.1*  Power of Attorney (included on signature page to this Registration
        Statement)
 25.1** Statement of Eligibility and Qualification (Form T-1) under the Trust
        Indenture Act of 1939 from U.S. Bank Trust National Association.
 27.1   Financial Data Schedule (6)

 99.1 Form of Letter of Transmittal
 99.2 Form of Notices of Guaranteed Delivery.

--------
  * Previously filed
 ** Filed herewith.

(1) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-63519) of Arch Communications Group, Inc.
(2) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-72646) of Arch Communications, Inc.
(3) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-85580) of Arch Communications, Inc.
(4) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated June 26, 1998.
(5) Portions of this exhibit so incorporated by reference have been accorded confidential treatment.
(6) Incorporated by reference from the Quarterly Report on Form 10-Q of Arch Communications, Inc. for the quarter ended March 31, 1999.